Exhibit 99.A

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Tyra Biosciences, Inc. is filed on behalf of each of us.

Dated: September 27, 2021

Nextech VI Oncology SCSp

By:	Nextech VI GP S.à r.l.
its	General Partner

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ Rocco Sgobbo
Rocco Sgobbo, Managing Member

Nextech VI GP S.a. r.l.

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ Rocco Sgobbo
Rocco Sgobbo, Managing Member

/s/ Dalia Bleyer
Dalia Bleyer

/s/ Rocco Sgobbo
Rocco Sgobbo

/s/ Ian Charoub
Ian Charoub